UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”), the holding company for Salisbury Bank and Trust Company (the “Bank”) was held on Wednesday, May 16, 2012. On the record date of March 23, 2012, there were 1,688,731 shares issued, outstanding and eligible to vote, of which 1,374,632 shares, or 81.4%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.	Three (3) directors were elected by the Shareholders to hold office as directors of Salisbury, who along with the six (6) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury:

	Term	Votes For	Votes Withheld	Broker Non-votes
Arthur J. Bassin	3 years	900,327	6,839	467,466
Holly J. Nelson	3 years	897,569	9,597	467,466
John F. Perotti	3 years	899,740	7,426	467,466

2.	The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the independent registered public accounting firm for Salisbury for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-votes
1,370,750	2,976	906	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 17, 2012	By:	/s/ B. Ian McMahon B. Ian McMahon Chief Financial Officer